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Bloom Energy Announces First Quarter 2020 Financial Results

Revenue of $156.7 million, an increase of 6.6% versus 1Q19

256 acceptances, 8.9% higher than 1Q19

SAN JOSE, CA, May 11, 2020 -- Bloom Energy Corporation (NYSE: BE) today announced financial results for the first quarter ended March 31, 2020. The Company has issued a shareholder letter discussing its first quarter 2020 financial results, and it may be accessed on the Investor Relations section of the Company’s website at: https://investor.bloomenergy.com.

Key highlights from the first quarter include:

•	Revenue of $156.7 million, GAAP gross margin of 12.7% and net loss of $75.9 million. Excluding stock-based compensation, Bloom achieved 16.2% gross margin and ($9.8) million of Adjusted EBITDA.

•	Q1 acceptances of 256, an 8.9% year-over-year increase. The acceptances during the quarter represented eleven different end customers, across seven industries and two countries.

Commenting on first quarter results, KR Sridhar, Founder, Chairman and CEO, Bloom Energy said:

“Despite the impact of COVID-19, our business showed strength in the first quarter of 2020. We continued to grow acceptances, up 8.9% YoY, driven by existing customers increasing their Bloom Energy Server footprint, as well as new acceptances in technology, media and telecommunications, and other industries. The high value of resilient power is more evident now than ever, and we are well-positioned, as operations begin to normalize, to capitalize on this trend with our unique solutions.”

Outlook for Q2 of FY20:

Due to the uncertainties resulting from the global economic impact of the coronavirus ("COVID-19"), Bloom Energy will not be providing guidance for the second quarter of 2020.

Bloom Energy will hold a conference call today to discuss its financial results and to provide an update on the business. On the call, the Company will provide an assessment of current trends as well as outline the proactive actions Bloom Energy is taking to navigate potential outcomes.

Conference Call Details

Bloom Energy will host a conference call today, May 11, 2020, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results. To participate in the live call, analysts and investors may call +1 (833) 520-0063 and enter the passcode: 9681766. Those calling from outside the U.S. may dial +1 (236) 714-2197 and enter the same passcode: 9681766. A simultaneous live webcast will also be available under the Investor Relations section on the Company’s website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on the Company’s website for one year. A telephonic replay of the conference call will be available until Monday, May 18, 2020, by dialing (800) 585-8367 or (416) 621-4642 and entering passcode 9681766.

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About Bloom Energy

Bloom Energy’s mission is to make clean, reliable energy affordable for everyone in the world. The Company’s product, the Bloom Energy Server, delivers highly reliable and resilient, always-on electric power that is clean, cost-effective, and ideal for microgrid applications. Bloom’s customers include many Fortune 100 companies and leaders in manufacturing, data centers, healthcare, retail, higher education, utilities, and other industries. For more information, visit www.bloomenergy.com.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements include, but are not limited to statements regarding the demand and value for resilient power and resulting demand for the Company’s product and the marketplace opportunities in 2020 and beyond. These statements should not be taken as guarantees of results and should not be considered an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including those included in the Risk Factor section of the Company’s Quarterly Report on Form 10-K for the year ended December 31, 2019, the Quarterly Report on Form 10Q and other risks detailed in Bloom’s SEC filings from time to time. Bloom undertakes no obligation to revise or publicly update any forward-looking statements unless if and as required by law.

Investor Relations:

Mark Mesler
Bloom Energy
+1 (408) 543-1743
Mark.Mesler@bloomenergy.com

Media:

Erica Osian
Bloom Energy
T: 401.714.6883
Erica.Osian@bloomenergy.com